Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 (SEC File No. 333-193337) of Saratoga Resources, Inc. of our report, dated December 11, 2013, related to the oil and gas reserves of Saratoga Resources, Inc. which appears in the Current Report on Form 8-K of Saratoga Resources, Inc. filed on December 13, 2013.

We also consent to reference to our firm as it appears under the caption "Experts" in said registration statement.

/s/ DeGolyer and MacNaughton

DeGolyer and MacNaughton

Houston, Texas
April 24, 2014